UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identifica-tion No.)

7150 West Erie Street, Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

The Company was advised on May 31, 2006 by a hearing panel of the NASD that it will become ineligible for quotation on the OTC Bulletin Board effective as of the opening of trading on June 2 or June 5, 2006. However, the common shares will continue to trade in the over-the-counter market, and will be quoted in the electronic pink sheets under the symbol SKYY until such time as the Company's common shares resume quotation on the OTC Bulletin Board.

The NASD has determined the Company's common shares are ineligible for continued quotation on the OTC Bulletin Board because the Company has not filed it's 2005 Annual Report on Form 10-KSB within applicable grace periods.

The 2005 Annual Report is delayed as a result of a change of auditors in late February 2006 due to the retirement of the Company’s prior auditors. Additionally, in response to a comment letter received from the US Securities and Exchange Commission, the Company has prepared an amendment of its 2004 results on Form 10-KSB/A that it expects to file shortly. The 2005 Annual Report on Form 10-KSB is expected to be filed within the next three weeks or less, along with the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006. In conjunction with making those filings, the Company expects to resume quotation on the OTC Bulletin Board.

Safe Harbor

This release includes forward-looking statements that can generally be identified by phrases such as SKYE or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Risks and uncertainties include, but are not limited to: the ability of the Company to bring its SEC reports current, the ability to obtain listing of the Company’s shares on the OTC Bulletin Board or any other trading system, general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 31, 2006	SKYE INTERNATIONAL, INC.
By: Gregg C. Johnson, Secretary